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                                                                Exhibit 99(h)(4)

               TRANSFER AGENT AND SHAREHOLDER SERVICING
                                   AGREEMENT

     THIS AGREEMENT is made and entered into as of July 1, 2005, by and among First American Investment Funds, Inc., a Maryland corporation (the "Fund"), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company consisting of several series of shares of Common Stock;

     WHEREAS, USBFS is, among other things, in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

     WHEREAS, the Fund desires to retain USBFS to provide transfer and dividend disbursing agent services to all portfolios of the Fund now and hereafter created ("Portfolios"), on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   APPOINTMENT OF USBFS AS TRANSFER AGENT

     The Fund hereby appoints USBFS as transfer agent of the Fund on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The Fund hereby also authorizes USBFS to contract with qualifying financial institutions for the establishment and maintenance of omnibus accounts and for the provision of customary services related to such omnibus accounts.

2.   SERVICES AND DUTIES OF USBFS

     A. USBFS shall perform all of the customary services of a transfer agent and dividend disbursing agent for the Fund, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

          1) Receive and process all orders for the purchase, exchange, and/or redemption of shares in accordance with Rule 22c-1 of the 1940 Act, including the calculation and collection of any applicable sales charges.

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          2)   Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Fund's custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account.

          3) Arrange for issuance of shares obtained through transfers of funds from Fund shareholders' accounts at financial institutions and arrange for the exchange of shares for shares of other eligible investment companies, when permitted by the Fund's current prospectuses ("Prospectuses").

          4) Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Fund's custodian.

          5) Pay monies upon receipt from the Fund's custodian, where relevant, in accordance with the instructions of redeeming shareholders.

          6) Process transfers of shares in accordance with the shareholder's instructions.

          7) Process exchanges between Portfolios and/or classes of shares of Portfolios and between a Portfolio and any other investment company or series thereof for which FAF Advisors, Inc. ("FAF Advisors") acts as investment adviser.

          8) Prepare and transmit payments for dividends and distributions declared by the Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions.

          9) Serve as agent of the Fund in connection with accumulation, open account or similar plans (e.g., periodic investment plans and periodic withdrawal plans.

          10) Make changes to shareholder records, including, but not limited to, address changes in plans (e.g., systematic withdrawal, automatic investment, dividend reinvestment).

          11) Handle load and multi-class processing, including rights of accumulation and purchases by letters of intent.

          12) Record the issuance of shares of the Fund and maintain, pursuant to Rule 17Ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding.

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          13)  Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies.

          14) Mail shareholder reports and Prospectuses to current shareholders.

          15) Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for shareholders.

          16) Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for purchases, redemptions and other confirmable transactions as agreed upon with the Fund.

          17) Mail requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate federal authorities any taxes to be withheld on dividends and distributions paid by the Fund, all as required by applicable federal tax laws and regulations.

          18) Provide a Blue Sky system that will enable the Fund to monitor the total number of shares of the Fund sold in each state. In addition, the Fund or its agent shall identify to USBFS in writing those classes of shares or transactions to be treated as exempt from the Blue Sky reporting for each state.

          19) Answer correspondence from shareholders, securities brokers and others relating to USBFS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between USBFS and the Fund.

          20) Reimburse the Fund each month for all material losses resulting from "as of" processing errors for which USBFS is responsible in accordance with the "as of" processing guidelines agreed to by USBFS and FAF Advisors.

3.   REPRESENTATIONS OF USBFS

     USBFS represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

     A. It is a limited liability corporation duly organized, existing and in good standing under the laws of Wisconsin;

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     B.   It is a registered transfer agent under the Exchange Act.

     C. It is duly qualified to carry on its business in the State of Wisconsin;

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

     H. This Agreement has been duly authorized, executed and delivered by USBFS in accordance with all requisite action and constitutes a valid and legally binding obligation of USBFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

4.   REPRESENTATIONS OF THE FUND

     The Fund represents and warrants to USBFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

     A.   The Fund is an open-end investment company under the 1940 Act;

     B. The Fund is a corporation organized, existing, and in good standing under the laws of the State of Maryland;

     C. The Fund is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

     D. The Fund will comply with all applicable requirements of the Securities Act of 1933, as amended, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction;

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     E.   The Fund is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

     F. A registration statement under the 1940 Act and the Securities Act of 1933, as amended, is made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Fund being offered for sale; and

     G. This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

5.   SERVICE STANDARDS

     On a monthly basis, USBFS shall submit a written report to FAF Advisors concerning the performance of its obligations under this Agreement, including the accuracy and timeliness of the various services provided pursuant to this Agreement (the "Service Standards Report"). The Service Standards Report shall include such measures as are agreed to by the parties from time to time. In addition, USBFS agrees to make such reports and presentations to the Board of Directors as may be reasonably requested from time to time.

6.   COMPENSATION

     USBFS shall be compensated for providing the services set forth in this Agreement and for such out-of-pocket expenses as are reasonably incurred by USBFS in performing its duties hereunder in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time).

     The Fund shall pay all fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Fund shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Fund is disputing any amounts in good faith. The Fund shall settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. Notwithstanding anything to the contrary, amounts owed by the Fund to USBFS shall only be paid out of assets and property of the Fund.

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7.   STANDARD OF CARE; INDEMNIFICATION; LIMITATION OF LIABILITY

     The duties of the USBFS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against USBFS hereunder. USBFS shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Section 7, the term "USBFS" shall include directors, officers, employees and other corporate agents of USBFS as well as that corporation itself.)

     So long as USBFS acts in good faith and with due diligence and without negligence, the Fund assumes full responsibility and shall indemnify USBFS and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of USBFS' relationship with the Fund, including USBFS' actions taken or nonactions with respect to the performance of services hereunder. The indemnity and defense provisions set forth herein shall survive the termination of this Agreement.

     The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited; provided, however, that in the event that it is ultimately determined that indemnification is not warranted, any such amounts advanced hereunder shall be repaid. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or hold USBFS harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that USBFS will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund.

     The Fund shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to USBFS, whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, USBFS shall bear the fees and expenses of any additional counsel retained by it. If the Fund does not elect to assume the defense of a suit, it will reimburse USBFS for the reasonable fees and expenses of any counsel retained by USBFS.

     USBFS may apply to the Fund at any time for instructions and may consult outside counsel for the Fund or its own counsel and with accountants and other experts with respect to any matter arising in connection with USBFS' duties, and, except for such actions or omissions constituting negligence, USBFS shall not be liable or accountable for any action taken or omitted by it in good faith and in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

8.   PROPRIETARY AND CONFIDENTIAL INFORMATION

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     Further, USBFS will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Fund's shareholders with any third party unless specifically directed by the Fund or allowed under one of the exceptions noted under the Act. USBFS shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund or its shareholders.

9.   ANTI-MONEY LAUNDERING PROGRAM

     USBFS, as named transfer agent for the Fund, has established and implemented an anti-money laundering program reasonably designed to prevent the Fund from being used to launder money.

     A. Policies and Procedures. USBFS has implemented policies, procedures, and internal controls that achieve compliance with the applicable provisions of the Bank Secrecy Act ("BSA") and are reasonably designed to detect activities indicative of money laundering, including but not limited to detection of the following transactions:

          1) An investment in a fund by check or checks drawn on the account of a third party or parties unrelated to the investor;

          2) An investment in a fund by one or more wire transfers from an account of a third party or parties unrelated to the investor;

          3) Frequent wire transfer activity to and from a cash reserve account, coming from or sent to the same bank;

          4) Payments that indicate structuring occurring at another financial institution, such as large amounts of sequentially numbered money orders or travelers checks or cashiers checks in amounts under the $10,000 currency reporting threshold;

          5)   Large deposits with relatively small fund investments;

          6)   Frequent purchases of Fund shares followed by large redemptions;
               and

          7) Transfers to accounts in countries where drugs are known to be produced or other high-risk countries.

          USBFS will file all reports that are required by law or regulation in order to report certain types of transactions. USBFS will also analyze the money laundering risks posed by particular omnibus accounts based on a risk-based evaluation of relevant factors. In addition, USBFS will follow its procedures to prohibit transactions with individuals, entities or jurisdictions identified on any list of known or suspected terrorists or on the Treasury's Office of Foreign Assets Control ("OFAC") List.

          USBFS agrees that federal examiners will have access to information and records relating to its anti-money laundering program and consents to any inspection authorized by law or regulation in connection thereof.

          USBFS will amend its anti-money laundering program as necessary to reflect future implementing regulations applicable to the Fund.

     B. Customer Identification Program ("CIP"). USBFS has implemented risk-based procedures designed to ensure that the Fund verifies the identity of new customers to the extent reasonable and practicable, including but not limited to:

          1) Procedures for opening an account that specify the identifying information that will be obtained with respect to each customer prior to opening an account;

          2) Procedures for verifying the identity of the customer within a reasonable time after the account is opened;

          3) Procedures for making and maintaining certain records relating to the identification and verification of customers;

          4) Procedures for determining whether the customer appears on certain lists of known or suspected terrorists or terrorist organizations; and

          5) Procedures for providing mutual fund customers with adequate notice that the mutual fund is requesting information to verify their identities.

          USBFS will certify annually to the Fund that it has implemented an anti-money laundering program and will perform the specified requirements of the Fund's CIP.

     C. Training. USBFS will provide ongoing training to employees that is relevant to their functions, including but not limited to BSA requirements. The level, frequency, and focus of the training will be determined according to the responsibilities of the employees. Training will be provided whenever employees, including new employees, assume duties that bring them in contact with BSA requirements or potential money laundering activities. The ongoing training program will include periodic updates and refresher courses regarding the anti-money laundering program.

     D. Quarterly Reports. USBFS will report to the Fund Board of Directors, at least quarterly, any anti-money laundering compliance exceptions, including the resolution of such exceptions. Summary reports will include but not be limited to "OFAC hits" and any Suspicious Activity Report filings.

     E. Inspection. USBFS agrees that federal, state and other self-regulatory organization examiners will have access to information and records relating to any anti-money laundering activities performed by USBFS for the Fund, and USBFS consents to any inspection authorized by law or regulation in connection thereof.

     F. Annual Audit. USBFS agrees to an annual independent audit of its anti-money laundering program. Any recommendation resulting from such review will be promptly implemented or submitted to the Fund's Board of Directors for consideration.

10.  TERM OF AGREEMENT; AMENDMENT

     This Agreement shall become effective as of the date first written above and will continue in effect for a period of one year. This Agreement shall continue in effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Fund's Board of Directors, including the specific approval of a majority of the directors who are not interested persons of the Fund. Subsequent to the initial one-year term, this

     Agreement may be terminated by the Fund or USBFS upon giving ninety (90) days' prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Nothwithstanding the foregoing, this Agreement may be terminated by any party upon a material breach of this Agreement by the other party if such breach is not cured within 15 days of notice of such material breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Fund, and authorized or approved by the Board of Directors.

11.  DUTIES IN THE EVENT OF TERMINATION

     In the event that, in connection with termination, a successor to any of USBFS's duties or responsibilities hereunder is designated by the Fund by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which USBFS has maintained, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records, and other data by such successor. If no successor is designated, such books, records, and other data will be returned to the Fund.

12.  RECORDS

     USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Fund and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Fund on and in accordance with its request. Further, federal examiners shall have access to information and records relating to anti-money laundering activities performed by USBFS hereunder and USBFS consents to any inspection authorized by law or regulation in connection thereof.

13.  GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Securities and Exchange Commission thereunder.

14.  DATA NECESSARY TO PERFORM SERVICES

     The Fund or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

15.  ASSIGNMENT

     This Agreement may not be assigned by the Fund without the written consent of USBFS, or by USBFS without the written consent of the Fund accompanied by the authorization or approval of the Board of Directors.

16.  SERVICES NOT EXCLUSIVE

     Nothing in this Agreement shall limit or restrict USBFS from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

17.  INVALIDITY

     Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

18.  NOTICES

     Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below: Notice to USBFS shall be sent to:

          U.S. Bancorp Fund Services, LLC
          615 East Michigan Street
          Milwaukee, WI 53202

     and notice to the Fund shall be sent to:

          Chuck Gariboldi, Fund Treasurer
          First American Funds, US Bancorp Center
          800 Nicollet Mall
          BC-MN-H05O
          Minneapolis, MN 55402

19.  MULTIPLE ORIGINALS

     This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

                                     FIRST AMERICAN INVESTMENT FUNDS, INC.


                                     By /s/ Jeffery M. Wilson
                                        ----------------------------------------
                                        Jeffery M. Wilson

                                     Its Vice President - Administration


                                     U.S. BANCORP FUND SERVICES, LLC.


                                     By /s/ Joe D. Redwine
                                        ----------------------------------------
                                        Joe D. Redwine

                                     Its President

EXHIBIT A

                      TRANSFER AGENT & SHAREHOLDER SERVICES
                               ANNUAL FEE SCHEDULE

SERVICE CHARGES TO THE FUND
Shareholder Account Fee (Subject to Minimum)

     -    No-Load - $15.00 /account

     -    Load Fund - $16.00 /account

     -    Daily Accrual Fund - $21.00 /account

     -    Closed Accounts - $2.50 /account

Annual Minimum

     -    $30,000 per no-load fund

     -    $36,000 per load or daily accrual fund

     -    $18,000 each additional class

ACTIVITY CHARGES

     -    Telephone Calls - $1.00 /minute

     -    Voice Response Call - $.35/call

     -    E-mail Services
               $200 /month administration
               $3.00 /e-mail received

     -    Draft Check Processing - $3.00 /draft

     -    Daily Valuation Trades - $10.00 /trade

     -    Lost Shareholder Search - $5.00 /search

     - AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account

     -    ACH/EFT Shareholder Services:
               $125.00 /month/fund group
               $ .50 /ACH item, setup, change
               $5.00 /correction, reversal

OUT-OF-POCKET COSTS

     -    Telephone toll-free lines, call transfers, etc.

     -    Mailing, sorting and postage

     -    Stationery, envelopes

     -    Programming, special reports

     -    Insurance, record retention, microfilm/fiche

     -    Proxies, proxy services

     -    ACH fees

     -    NSCC charges

     -    Cusip Base Fee

     - Any additional expenses reasonably incurred by USBFS in the performance of its duties and obligations under the Transfer Agent and Shareholder Servicing Agreement, if agreed to in advance by the Fund

SERVICE CHARGES TO INVESTORS
Qualified Plan Fees (Billed to Investors)

     -    $25.00 /transfer to successor trustee

     -    $25.00 /participant distribution (Excluding SWPs)

     -    $25.00 /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)

     -    $15.00 /outgoing wire transfer

     -    $15.00 /overnight delivery

     -    $ 5.00 /telephone exchange

     -    $25.00 /return check or ACH

     -    $25.00 /stop payment

     - $ 5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

TECHNOLOGY CHARGES

1.   Fund Group Setup (first cusip) - $2,000 /fund group

2.   Fund Setup - $750 /cusip (beyond first cusip)

3.   NSCC Service Interface - All NSCC Services

     -    Annual - $1,400 /cusip/year

4.   Telecommunications and Voice Services

     -    Service Setup - $1,650 ATT transfer connect

     -    VRU Setup - $500 /fund group

     -    VRU Maintenance - $100 /cusip/month

     -    $.35 /voice response call

     -    $.40 /voice recognition call

5.   Asset Allocation Services - $8.00 /account group/year (4 reallocations)

6.   12b-1 Aging - $1.50 /account/year

7.   Average Cost - $.36 /account/year

8.   Development/Programming - $150 /hour

9.   File Transmissions - subject to requirements

10.  Selects - $300 per select

11.  Extraordinary services - charged as incurred

     -    Conversion of Records (if necessary) - Estimate to be provided.

     -    Custom processing, re-processing

All other extraordinary services

Fees are billed monthly.

                                INTERNET SERVICES
                               ANNUAL FEE SCHEDULE

FAN WEB - Shareholder internet access to account information and transaction capabilities. Internet service is connected directly to the fund group's web site through a transparent hyperlink. Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.

Implementation - $15,000 per management company - includes up to 10 hours of assistance from BSAs and technical staff (additional assistance - $150/hour)

Annual Base Fee - $36,000 per year

Activity (Session) Fees:

     -    Inquiry - $.15 per event

     -    Account Maintenance - $.25 per event

     - Transaction - financial transactions, reorder statements, etc. - $.50 per event

     -    New Account Set-up - $3.00 per event

VISION MUTUAL FUND GATEWAY - Permits broker/dealers, financial planners, and
     RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

Inquiry Only

     -    Inquiry - $.05 per event

     -    Per broker ID - $5.00 per month per ID

Transaction Processing

     -    Implementation - $5,000 per management company

     -    Transaction - purchase, redeem, exchange, literature order -
          $.50 per event

     -    New Account Set-up - may contain multiple fund/accounts -
          $3.00 per event

     -    Monthly Minimum Charge - $500.00 per month

FAN MAIL - Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

Base Fee Per Management Company - file generation and delivery - $6,000 per year

Per Record Charge

     -    Rep/Branch/ID - $.018

     -    Dealer - $.012

     -    Price Files - $.002 or $1.75/user/month, whichever is less

                    MUTUAL FUND EXCHANGE (MFX) SERVICE SUITE
                               ANNUAL FEE SCHEDULE

                                 MFX WEB SERVICES

A.   MFS ON-LINE SYSTEMS ACCESS

     On-line internet access to U.S. Bancorp systems
     Setup - $1,500 initial setup per concurrent connection
     (up to 5 workstations each)

     Service - $125/month per concurrent connection - internet access;
     $125/month per concurrent connection - 3270 access
     FundSource Access - Quoted separately
     Number of concurrent connections required                                 0
                                                                             ---
     Total Monthly Fee (@ $125)                                              $ 0
                                                                             ===
B.   IMAGE AND/OR COLD ON-LINE ACCESS

     On-line internet access to U.S. Bancorp shareholder document images, statements and tax advices (COLD)

     Setup - $1,500 initial setup per concurrent connection
     (up to 5 workstations each)
     Service - $325/month/concurrent connection
     Number of concurrent connections required                                 0
                                                                             ---
     Total Monthly Fee (@ $325)                                              $ 0
                                                                             ===

C.   REPORTSOURCE

     On-line internet access to standard reports and files from various
     U.S. Bancorp data sources
     No initial setup charge
     $125/month for each of the following data sources
     (Check required reports)                                                  0
                                                                             ---
          Fund Accounting Reports                                              0
                                                                             ---
          Transfer Agent Reports                                               0
                                                                             ---
          Fund Administration Reports                                          0
                                                                             ---
          Prospect Services Reports                                            0
                                                                             ---
          Custody Reports                                                      0
                                                                             ---
          Data Warehouse Reports                                               0
                                                                             ---

                                                                             ---

                                                                             ---
     Total number of services required                                         0
                                                                             ---
     Total Monthly Fee (@ $125)                                              $ 0
                                                                             ===

                            MFX DATA DELIVERY SERVICES

A.   PERFORMANCE  DELIVERY SERVICES

     (1)  DAILY NAV FEED

     Daily automated feed of fund price and portfolio data to external sites

     Setup - $100/fund, $600 minimum (subject to degree of customization),
     ($2,500 Additional FTP setup per site or FTP address)
     Service - $100/fund/month
     Number of funds required                                                  0
                                                                             ---
     Total Monthly Fee (@ $100)                                              $ 0
                                                                             ===

     (2)  STANDARD RATE OF RETURN SERVICES

     Fund performance calculation (daily or periodic)
     Setup - $500/fund* ($1,000/fund initial setup for non-fund administration clients, $5,000 minimum), ($2,500 Additional FTP setup per site or FTP address).
     Number of sites required.
     Pre-Tax Service - $200/fund/month**
     Number of funds required                                                  0
                                                                             ---
     Total Monthly Fee (@ $200)                                              $ 0
                                                                             ===

     (3)  AFTER-TAX PERFORMANCE SERVICES

     Post-Tax Service - $300/fund/month**
     Number of funds required
                                                                             ---
     Total Monthly Fee (@ $300)                                              $ 0
                                                                             ===

B.   SFX - SECURE FILE EXCHANGE

     (1)  GUI - Graphical User Interface

     No initial setup charge
     $125/month/fund group (up to 5 file transfers)
     Number of funds
                                                                             ---
     Total Monthly Fee (@ $125)                                              $ 0
                                                                             ===

     (2)  Automated file delivery to client site

     $2,500 initial setup per site
     $195/month - up to 5 automated file transfers
     Number of funds
                                                                             ---
     Total Monthly Fee (@ $195)                                              $ 0
                                                                             ===

TOTAL MONTHLY FEE                                                            $ 0
                                                                             ===
SETUP FEE SUMMARY

MFS On-line Systems Access                                                   $--
Image/COLD On-line Access                                                    $--
ReportSource                                                                 $--
Daily NAV Feed                                                               $--
Standard Rate of Return                                                      $--
Automated File Delivery                                                      $--
FTP Setup                                                                    $--
                                                                             ---
TOTAL SETUP CHARGES                                                          $--
                                                                             ---

All prices exclude out-of-pocket expenses and, if necessary, hardware costs, travel, etc. All prices subject to change depending upon client requirements.

* Assumes that NAV/Distribution history is provided to U.S. Bancorp in Excel format, otherwise setup charge subject to change.

**   Delivery up to 5 sites

Customization charged at $150/hour, if necessary.